EXHIBIT 99.1

Contact: Susan B. Railey
         (301) 468-3120
         Sharon Bramell                                    FOR IMMEDIATE RELEASE
         (301) 468-3130



                      AIM 88 DECLARES MONTHLY DISTRIBUTION
                         FOR MARCH OF 2.5 CENTS PER UNIT

                   Total for First Quarter is 8 Cents Per Unit

                            -------------------------


     ROCKVILLE, MD, March 21, 2003-- (AMEX/AIK) The general partner of American Insured Mortgage Investors L.P.-Series 88 (AIM 88) today declared the monthly distribution for March 2003 in the amount of 2.5 cents per unit regular cash flow. Holders of record on March 31, 2003 will receive this amount as part of the first quarter distribution which will be paid on May 1, 2003.

     Record dates for the AIM 88 distributions occur at the end of each month. Distributions are paid approximately one month after the end of each calendar quarter and include the three amounts declared during the quarter. The total distribution of 8 cents per unit for the first quarter includes three cents per unit regular cash flow for the month of January and 2.5 cents per unit for the months of February and March.